BUSINESS ACQUISITION AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of April 10, 2009, by EASTBRIDGE INVESTMENT GROUP CORPORATION, INC., an Arizona corporation ("Seller" or "EBIG"), and ALPHA GREEN ENERGY LTD., a company, to be incorporated in Arizona ("Buyer").

The "Company" for sale is: Fiber One Limited, located in Hollywood Plaza, 610 Nathan Road, Kowloon, Hongkong. Business started in January of 2007. Hongkong business registration number: 37556507-000-01-08-2.

RECITALS:

A. Seller owns 95% of the total outstanding common stock of Fiber One Ltd ("Company"), a company incorporated in Hongkong;

B. Seller wants to sell and Buyer wants to buy 95% of the common stock in the Company;

C. After the sale, Seller agrees to relinquish and the Buyer agrees to gain control of the Company's board (the "Board");

D. The board of directors of EBIG deems it to be in the best interest of EBIG and its shareholders to sell the Company to Buyer.

E. The board of directors of Buyer deems it to be in the best interest of Buyer and its shareholders to buy the Company from Seller.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. Purchase Price

1.1 The purchase price shall be US$105,000 dollars cash. $20,000 deposit due on Apr 16th 2009. Balance paid in thirty days or at closing whichever is sooner.

1.2 Delivery of Shares. On the Closing Date, Seller shall deliver a board resolution to Buyer to authenticate the transaction and relinquish all the 95% equity of the Company to Buyer.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

2.1 Authorization. EBIG, the seller, has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the EBIG and constitutes a legal, valid and binding obligation of the EBIG, enforceable against EBIG in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.2 Seller warrants to Buyer the Company, Fiber One, does not owe any money to any third party on the date of closing and Seller agrees to pay any legitimate creditor claims against the Company within one year of closing.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1 Authority. Buyer has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Buyer.

3.2 Investigation. Buyer has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the information set forth in this agreement.

SECTION 4. COVENANTS

4.1 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.2 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, parties agree to keep confidential any information disclosed to each other in connection therewith for a period of one year from the date hereof; provided, however, such obligation shall not apply to information which:

SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

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Notwithstanding any right of either party to investigate the affairs of the other party and its shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for one year following the Closing Date.

SECTION 6. INDEMNIFICATION

Buyer agrees to indemnify and hold harmless Seller, its officers, directors and principal shareholders, and Seller agrees to indemnify and hold harmless Buyer, its officers, directors and principal shareholders, at all times against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder.

SECTION 7. DOCUMENTS AT CLOSING AND THE CLOSING

7.1 Documents at Closing. At the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a) Seller will deliver, or will cause to be delivered, to Buyer the following:

(i) A board resolution executed by EBIG's board indicating the 95% of Fiber One Ltd's common stock transferred to Buyer for a total sum of $105,000**.

(b) Buyer shall deliver to Seller by cash or bank wire the remaining $85,000 as the payment to complete the transaction.

7.2 Closing Date. The Closing shall take place at the time or place as may be agreed upon by the parties hereto ("Closing Date"), but in no event shall the Closing Date be later than May 10th, 2009, unless agreed upon by the parties in writing. At the Initial Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 8. MISCELLANEOUS

8.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to

future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

8.3 Assignment. This Agreement is not assignable except by operation of law.

8.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

This agreement shall supersede all the previous agreements, verbal or written.

If to Seller:

EastBridge Investment Group Corporation
8040 E. Morgan Trail, Unit 18, Scottsdale, AZ 85258
Fax: 480-966-0808
Phone: 480-966-2020
Attn: Norm Klein

If to Buyer:
8040 E. Morgan Trail, Unit 18, Scottsdale, AZ 85258
Fax: 480-966-0808
Phone: 480-966-2020
Attn: William Tien. Email: belloc@alphagreenenergy.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

8.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Arizona, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

8.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among

the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

8.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.9 Severability of Provisions. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

9.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.2 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

9.3 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

9.4 Termination. This Agreement may be terminated by mutual agreement by the either party if the Closing Date does not occur by May 11th, 2009.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

EASTBRIDGE INVESTMENT GROUP CORPORATION, INC.

By: [signature]
Name: Keith Wong
Title: Chief Executive Officer and Director

On behalf of ALPHA GREEN ENERGY LTD
(To be incorporated in Arizona)

By: [signature]
Name: William Tien
ALPHA GREEN ENERGY LTD
Title: President and Director